SECOND AMENDMENT TO LOAN AGREEMENT
This SECOND AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is made and entered into as of the __14th_ day of December, 2023 (the “Effective Date”) by and among GLADSTONE LAND LIMITED PARTNERSHIP, a Delaware limited partnership (“Borrower”), GLADSTONE LAND CORPORATION, a Maryland corporation (“Guarantor”), and METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation (“Lender”).
RECITALS
A.Borrower, Guarantor and Lender are parties to that certain Loan Agreement dated as of February 20, 2020, as amended by that certain First Amendment to Loan Agreement dated as of February 3, 2022 (collectively, the “Loan Agreement”). The Loan Agreement was executed in connection with a loan or loans (the “Loan”) made by Lender to Borrower evidenced by (i) that certain Amended and Restated Promissory Note (Note B - RELOC) in the principal amount of up to Twenty-Five Million and 00/100 Dollars ($25,000,000.00) dated as of February 20, 2020 (“Note B”), (ii) that certain Amended and Restated Promissory Note (Note D - RELOC) in the principal amount of up to Fifty Million and 00/100 Dollars ($50,000,000.00) dated February 20, 2020 (“Note D”), (iii) that certain Promissory Note (Note E – Term Facility) in the principal amount of up to Seventy-Five Million and 00/100 Dollars ($75,000,000.00) dated as of February 20, 2020 (“Note E”), and (iv) that certain Promissory Note (Note F – Term Loan) in the principal amount of up to One Hundred Million and 00/100 Dollars ($100,000,000.00) dated as of February 3, 2022 (“Note F,” and collectively with Note B, Note D and Note E, the “ Existing Notes”). The Existing Notes are currently secured by the Security Instruments, as defined in the Loan Agreement. Guarantor has guaranteed the payment and performance of the Loan pursuant to that certain Loan Guaranty Agreement dated as of February 20, 2020 (as amended, the “Guaranty”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Loan Agreement.
B.Borrower has requested, and Lender has agreed to provide, a renewal of Note B and Note D in anticipation of their maturity (the “Renewal Loans”), subject to and in accordance with the terms and conditions of the Loan Agreement, as amended hereby.
NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Guarantor and Lender hereby agree as follows:
AGREEMENT
1.Status of Existing Loans. Borrower and Guarantor acknowledge for the benefit of Lender that the Existing Notes, the Guaranty, the Loan Agreement, the Security Instruments, and any other Loan Documents are all valid and binding obligations enforceable in accordance with their terms, and that neither Borrower nor Guarantor has any offset or defense against the indebtedness evidenced by the Existing Notes or any of the obligations set forth in the Loan Documents.
2.Renewal Loans. Borrower hereby agrees to borrow from Lender, and Lender, subject to the terms and conditions of the Loan Agreement, as amended hereby and the other Loan Documents, hereby agrees to lend to Borrower, the aggregate principal sum of up to Seventy-five Million and 00/100 Dollars ($75,000,000.00) to be evidenced by the following described notes and disbursed in accordance with the Loan Agreement as amended hereby.
2.1    Borrower has duly authorized the execution and delivery of that certain Promissory Note (Note B – RELOC) in the principal amount of up to Twenty-Five Million and 00/100 Dollars ($25,000,000.00) (as amended, modified, restated, extended or expanded from time to time “Renewal Note B”), dated as of even date herewith and executed by Borrower to the order of Lender to evidence a portion of the Renewal Loans (“Loan No. 203128”). The interest rates applicable to the balance under Renewal Note B (and the adjustment of such interest rates),

Second Amendment to Loan Agreement
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the repayment terms and other terms applicable to the indebtedness evidenced by Renewal Note B are more particularly set forth in Renewal Note B.
2.2    Borrower has duly authorized the delivery of that certain Promissory Note (Note D – RELOC) in the principal amount of up to Fifty Million and 00/100 Dollars ($50,000,000.00) (as amended, modified, restated, extended or expanded from time to time “Renewal Note D”), dated as of even date herewith and executed by Borrower to the order of Lender to evidence a portion of the Renewal Loans (“Loan No. 203129”). The interest rates applicable to the balance under Renewal Note D (and the adjustment of such interest rates), the repayment terms and other terms applicable to the indebtedness evidenced by Renewal Note D are more particularly set forth in Renewal Note D.
2.3    Payment of Renewal Note B and Renewal Note D and performance of the obligations arising under the Loan Agreement, as amended by this Amendment, and the Loan shall be secured by the Security Instruments. Each Property Owner shall execute and deliver to Lender an amendment to its respective Security Instrument to expand the obligations secured thereby to include Renewal Note B, Loan No. 203128, Renewal Note D, and Loan No. 203129, and all references in the Loan Agreement and the other Loan Documents to “Security Instruments” shall mean the Security Instruments as so amended.
2.4    Borrower’s obligations under Renewal Note B and Renewal Note D, the Loan Agreement as modified by this Amendment and the other Loan Documents shall be guaranteed by (a) Guarantor pursuant to the Guaranty; (b) the Property Owners pursuant to certain Property Owner Guaranties and the Security Instruments; and (c) any Future Property Owners pursuant to Loan Guaranty Agreements and Security Instruments, delivered in connection with the addition of Future Property to the Collateral. Renewal Note B and Renewal Note D are each also supported by the Indemnity Agreement.
2.5    As of the Effective Date, Note B and Note D will be paid in full with the initial Disbursement of Renewal Note B and Renewal Note D.
3.Amendment to Loan Agreement. The Loan Agreement is hereby amended as follows:
3.1     Defined Terms. The following terms as defined and used in the Loan Agreement and the other Loan Documents are hereby amended as indicated below:
(a)    The definition of “Appraised Value” as set forth in and used in the Loan Agreement and the other Loan Documents, is hereby deleted and replaced with the following:

“Appraised Value” means (a) at the time a Future Property is pledged as Collateral, the amount established by a Conforming Appraisal; and (b) thereafter or in connection with calculating the Loan to Value Ratio, the amount established by a current Conforming Appraisal or, if a current Conforming Appraisal is not provided by Borrower, the value (1) determined by Lender using a methodology that (A) is considered by Lender to be reasonable and appropriate under the circumstances and is consistent with Lender’s practices for similarly situated borrowers under similar loans, and (B) takes into account current market conditions and a reasonable exposure period, all as determined by Lender it its sole discretion. The current Appraised Value of the Land as of the Effective Date is set forth on the attached Exhibit A and the attached u hereby replaces and supersedes the schedules of the Collateral valuation previously attached to and included in the Loan Agreement. To the extent that there are any plantings on any Land that are covered by plant patents, the value of the patented plants shall be excluded from the Appraised Value.

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(b)    The following definition of “Conforming Appraisal” is hereby added to Section 1 of the Loan Agreement. “Conforming Appraisal means a current appraisal of market value of land (i) performed at Borrower’s expense by an appraiser from Lender’s approved list of appraisers or otherwise approved by Lender (such approval not to be unreasonably withheld or delayed), (ii) complying with then current regulatory requirements applicable to Lender, (iii) conforming to the Uniform Standards of Professional Appraisal (“USPAP”) and the Financial Institutions Reform and Recovery Enforcement Act of 1989 (“FIRREA”) and otherwise conforming with Lender’s appraisal requirements for real and personal property substantially similar to the appraised property; and (iv) otherwise acceptable to Lender. All third party appraisals of the Mortgaged Land commissioned by Borrower and utilized for purposes of establishing the Appraised Value shall either be commissioned expressly for the benefit of (and addressed to) Lender as well as Borrower or expressly identify Lender as an intended user thereof and dated within the last twelve months.
(c)    The definition of “Notes” is hereby amended to mean Renewal Note B, Renewal Note D, Note E and Note F, as modified, extended, replaced or renewed from time to time.
    (c)    The definition of “Loan” means the Loan and the Renewal Loans.
(d)    The term “Loan to Value Ratio” means the ratio of the aggregate outstanding principal balance of the Loans to the Appraised Value of the Collateral and shall be calculated by dividing the sum of the outstanding principal balance of the Loan by the Appraised Value of the Collateral.
(e)    The definition “Loan Documents” shall include this Amendment, Renewal Note B and Renewal Note D. Furthermore, the Loan Documents shall be interpreted in accordance with the provisions of this Amendment and any related terms set forth in such documents are hereby modified accordingly.
(f)    The following definition of “Revolving Commitment” is hereby added to Section 1 of the Loan Agreement. “Revolving Commitment” means the lesser of (i) $250,000,000.00; and (ii) the amount equal to sixty percent (60%) of the Appraised Value of the Collateral. In addition, none of the Notes shall be drawn in an amount in excess of their respective face amounts.
(g)    The definition of “Security Instrument” or the “Security Instruments” are hereby amended to incorporate the amendments to such Security Instruments referenced in Section 2.3 above.
3.2    Disbursements under Note E. Section 3.1(a) of the Loan Agreement is hereby amended superseded and replaced with the following:
“(a)    The amount of each disbursement will be based on and limited such that the amount disbursed under the Loan shall not exceed 60% of the Appraised Value of the Real Property and any new agricultural property accepted by Lender as Collateral of such Disbursement (the “Future Property”), as established by Conforming Appraisal and otherwise limited as provided in this Section 3.1. In no event shall the total aggregate Disbursements under Note E exceed the amount of $75,000,000 or be in excess of the Revolving Commitment.”
3.3    Disbursements under Note F. Note F shall be disbursed in accordance with Section 3.1 of the Loan Agreement; provided that (a) Borrower may request disbursements at any time after the Effective Date but no later than December 31, 2024, with no more than six (6) Disbursements under Note F permitted in any calendar year; (b) in no event shall the total

Second Amendment to Loan Agreement
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Loan Nos. 200539, 202051, 203128 and 203129
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Disbursements under Note F exceed the lesser of $100,000,000.00 or the amount available under the Revolving Commitment; and (c) Section 3.1(m) of the Loan Agreement is adjusted to provide that voluntary unscheduled prepayments shall, in the absence of an Event of Default, be applied as directed by Borrower, and any mandatory unscheduled prepayments shall be applied first to the outstanding principal balance, if any, of Note E, Note F and then, pro rata to Note B and Note D.
3.4    Disbursement of Renewal Note B and Renewal Note D. Section 3.2 of the Loan Agreement is hereby deleted and amended and replaced in its entirety by the following, which shall govern the Disbursement of Renewal Note B and Renewal Note D:
“3.2    Disbursements under Renewal Note B and Renewal Note D.
(a)    Disbursements. On the Effective Date, (i) an initial Disbursement shall be made under Renewal Note B in the amount equal to the greater of $100,000 and that amount sufficient to pay in full all outstanding principal, interest and fees due and payable under Note B as of the Effective Date; and (ii) an initial Disbursement shall be made under Renewal Note D in the amount equal to the greater of $100,000 and that amount sufficient to pay in full all outstanding principal, interest and fees due and payable under Note D as of the Effective Date. Thereafter Borrower shall have the right from time to time, to request additional Disbursements under Note B or Note D, up to the face amount of such Note (i.e., $25,000,000.00 and $50,000,000.00, respectively), under the following conditions: (i) no Event of Default has occurred and is continuing and no event has occurred and is continuing which with the passing of time or giving of notice or both would become an Event of Default, and (ii) Disbursements shall be available so long as the combined outstanding principal balances of all Notes, plus the amount of the requested Disbursement do not exceed the lesser of (a) the aggregate face principal amounts of the Notes, (b) the amount equal to 60% of the Appraised Value or (c) cause the Revolving Commitment to be exceeded. Borrower may repay and reborrow such amounts as a revolving credit. Revolver draws and repayments shall be made not more than twice per calendar month per each type of transaction and written request for a Disbursement under Note B or Note D must be received by Lender no later than 12:00 p.m., Pacific Time, at least three (3) Business Days prior to the Business Day on which funds are desired. All draws and repayments will be by wire transfer and any draws shall be in amounts not less than One Hundred Thousand and 00/100 Dollars ($100,000.00) and in even increments of One Thousand and 00/100 Dollars ($1,000.00).
(b)    Balance in Excess of Original Principal Amount. Notwithstanding anything contained herein to the contrary, in the event that (i) the aggregate outstanding unpaid principal amount of Note B at any time exceeds the amount of $25,000,000.00, (ii) the aggregate outstanding unpaid principal amount of Note D at any time exceeds the amount of $50,000,000.00, or (iii) the aggregate outstanding principal balance of all Notes exceeds the lesser of $250,000,000.00, or the amount equal to sixty percent (60%) of the Appraised Value of the Collateral, all Disbursements shall be suspended and Borrower shall immediately, without the requirement of any oral or written notice by Lender, prepay the principal of one or more of the Notes (including any Note with an outstanding unpaid principal amount exceeding the face amount of such Note) in an aggregate amount at least equal to such excess.
(c)    Minimum Outstanding Balance. If the outstanding principal balance under Note B or Note D shall be an amount less than One Hundred Thousand and 00/100 Dollars ($100,000.00) at any time, then the entire outstanding principal amount of such Note, together with accrued interest thereon at the Default Interest Rate, shall, ten (10) Business Days after receipt of written notice from Lender, immediately become due and payable without demand, and Borrower’s right to draw upon such Note shall terminate and Lender’s obligation to fund future Disbursements under such Note shall cease.

Second Amendment to Loan Agreement
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Loan Nos. 200539, 202051, 203128 and 203129
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(d)    Use of Funds. Subject to availability as set forth above, Disbursements under Renewal Note B and Renewal Note D may be used for (i) working capital and general corporate purposes; (ii) capital expenditures; (iii) real estate acquisitions; or (iv) refinancing existing debt secured by real property. Any additional agricultural property so acquired or refinanced may be added to the Collateral for the Loan as a Future Property so long as all requirements for Future Property set forth in Section 3.1 with respect to Disbursements for the acquisition or refinance of Future Property under Note E are satisfied, as determined by Lender in its discretion.”
3.5    Liens and Leases. Exhibit D of the Loan Agreement setting forth the liens and leases constituting Permitted Encumbrances on the Collateral is replaced with Exhibit D-1 attached hereto.
3.6    Consolidated Net Worth. Section 9.2 of the Loan Agreement is hereby amended to provide that Borrower and Guarantor shall maintain a Consolidated Net Worth at all times in excess of $400,000,000, measured at the end of each calendar quarter.
3.7    Affiliate Debt. Borrower and Guarantor represent and warrant that, as of the Effective Date, the only Indebtedness outstanding among Borrower, Guarantor, Property Owners or their respective Subsidiaries is as set forth in Exhibit F attached to the Loan Agreement..
3.8    Default Interest. Upon the occurrence of an Event of Default, the entire outstanding balance of the Loan shall bear interest at the Default Interest Rate.
3.9    Revolving Commitment. Notwithstanding anything the contrary set forth in the Loan Agreement or any of the other Loan Documents, the amounts outstanding or available for disbursement under the Notes or any of them shall not exceed the Revolving Commitment.
3.10    Loan to Value Covenant. Section 9.3 of the Loan Agreement is hereby superseded and replaced with the following:
“9.3    LTV Covenant. Borrower shall maintain during the term of the Loan a Loan to Value Ratio equal to or less than 60% as determined by Lender set forth below (this requirement, the “Loan to Value Covenant”).
a.The Loan to Value Ratio shall be calculated by Lender on or before April 1 of each year during the term of the Loan, commencing on May 1, 2024. In addition, Lender may calculate the Loan to Value Ratio in connection with any Partial Release pursuant to Section 10.1, and at any other time as required by Lender. The Loan to Value Ratio shall be based upon the outstanding principal balance of the Loan, taking into account any payments made and received by Lender on or before the applicable effective date of the Loan to Value Ratio calculation.
b.Prior to declaring an Event of Default on the basis of a breach of the Loan to Value Covenant, Lender shall notify Borrower of any violation of the Loan to Value Covenant and the amount by which the Revolving Commitment is suppressed, together with the amount the Note or Notes are required to be prepaid to cure the related breach. Within thirty (30) days following Borrower’s receipt of any written notice from Lender of a violation of the Loan to Value Covenant, Borrower shall, either (i) make a prepayment in an amount sufficient to cure the related breach, which will be applied to reduce the unpaid principal balance of Note E, Note F and then, pro rata, to Note B and Note D, if applicable, and the Revolving Commitment will suppress to the

Second Amendment to Loan Agreement
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Loan Nos. 200539, 202051, 203128 and 203129
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amount set forth in Lender’s notice; or (ii) deliver notice to Lender that Borrower accepts a suppression of the Revolving Commitment by an amount sufficient to cure the related breach (if a suppression of the Revolving Commitment will operate to cure the breach) and the Revolving Commitment will be suppressed in such amount; or (iii) deliver notice to Lender that Borrower requests Lender to obtain, at Borrower’s expense, a new Conforming Appraisal any portion of the Collateral identified by Borrower (a “Reappraisal Notice”); or (iv) deliver notice to Lender that Borrower will provide additional land (“Additional Land”) in accordance with the requirements for a Future Property in Section 3.1 above, with a Appraised Value sufficient to cause Borrower to be in compliance with the Loan to Value Covenant (an “Additional Mortgaged Land Notice”).
c.If Borrower delivers a Reappraisal Notice, Lender shall, within 120 days after the date of the Reappraisal Notice (or as soon thereafter as practical), obtain a new Conforming Appraisal of that portion thereof specified by Borrower in the Reappraisal Notice at Borrower’s expense. Promptly following receipt of such new Conforming Appraisal, Lender shall recalculate the Loan to Value Ratio using such new Conforming Appraisal in the calculation of the Appraised Value, and notify Borrower of the results. If such recalculated Loan to Value Ratio is sufficient to comply with the Loan to Value Covenant, no further action by Borrower is required with respect to the Loan to Value Covenant for the applicable period. However, if such recalculated Loan to Value Ratio is insufficient for such purpose, Borrower shall, within ten (10) days after receipt of notice from Lender of such insufficiency, either (i) make a prepayment which, if made prior to the date of measurement of such recalculated Loan to Value Ratio, would have caused Borrower to be in compliance with the Loan to Value Covenant and acknowledged the reduction in the Revolving Line Commitment by an amount which will cause Borrower to be in compliance with the Loan to Value Covenant; or (ii) deliver an Additional Mortgaged Land Notice.
d.If Borrower delivers an Additional Mortgaged Land Notice, Lender’s acceptance of the Additional Land as Collateral for the Loan is subject to satisfaction of all the following requirements no later than 60 days after the date of the Additional Mortgaged Land Notice:
(1)Lender has received all information regarding the Additional Land required by Lender, including (A) a copy of the purchase agreement for its acquisition of the proposed Additional Land and all relevant conveyance documents, if applicable; (B) a copy of the Borrower’s Conforming Appraisal for the Additional Land; (C) a current title report for the proposed Additional Land; (D) copies of any leases, management agreements, contracts or any other agreements applicable to the proposed Additional Land; and (E) copies of such additional documents and materials as Lender shall reasonably request consistent with the requirements of Section 3.1 above;
(2)Lender has received such additional information and documentation, in a form and substance satisfactory to Lender, as Lender may reasonably request, confirming compliance with any and all of the covenants, representations and warranties contained in this agreement and the other Loan Documents;

Second Amendment to Loan Agreement
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Loan Nos. 200539, 202051, 203128 and 203129
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(3)Lender has determined that the Additional Land meets all of Lender’s requirements with respect to Future Property set forth in Section 3.1; and
(4)Borrower must pay or reimburse Lender for all of Lender’s actual out-of-pocket costs and expenses related to the pledge of the Additional Land as Collateral.
e.If and when all of the Additional Mortgaged Land Conditions are satisfied, no further action by Borrower is required with respect to the Loan to Value Covenant for the applicable period.
3.11    Delivery of Appraisals. The following subsection is hereby added to Section 6.1 of the Loan Agreement:
“(d)    copies of all annual full or desktop appraisals completed on any portion of the Collateral within sixty (60) days after completion; provided, however, that Lender shall be under no obligation to review, rely upon or otherwise use any such appraisals for any purpose.”
1.Cross-Default and Cross-Collateralization/Pari Passu. Borrower and Guarantor acknowledge that the Security Instruments are Collateral for the entire Loan, including without limitation the Renewal Loans, and the occurrence of a default under any of the Security Instruments or any of the Loan Documents will comprise a default under all of the Security Instruments and other Loan Documents. Notwithstanding anything to the contrary contained in any of the Notes or the other Loan Documents, so long as there exists no Event of Default, nor any event which, but for the giving and receiving of notice, would become an Event of Default, then (1) any voluntary unscheduled principal payments shall be allocated to the Notes as directed by the Borrower; and (2) any mandatory, unscheduled payment of principal shall be applied in the following order of priority: (i) to Loan 200539 (Note E); (ii) to Loan 202051 (Note F) and then (iii) to Loan 203128 (Renewal Note B) and Loan 203129 (Renewal Note D) on a pro rata basis calculated using the then outstanding aggregate principal balances of Loan 203128 and Loan 203129. In all other respects, regardless of whether an Event of Default has occurred, the Loans shall be pari-passu as to payment and lien priority.
2.Consent of Guarantor. Guarantor hereby consents to the addition of Renewal Note B and Renewal Note D to the Loan under the terms of the Loan Agreement, as amended hereby, and further, consents to the execution by all parties of this Amendment and any other documents or modifications to documents contemplated hereby. Guarantor agrees that the Guaranty remains in full force and effect with regard to all disbursements of the Loan and the Loan Documents as so modified.
3.Reaffirmation of Guaranty. Guarantor hereby confirms and reaffirms all of the representations, warranties, covenants and obligations of the Guaranty and the other Loan Documents, and further confirms and agrees that Guarantor is and shall continue to be liable for all obligations arising under and in connection with the Loan, as well as the Renewal Loans.
4.Reaffirmation by Borrower. Except as specifically amended by this Amendment, the Loan Agreement shall remain unmodified and in full force and effect. Borrower hereby reaffirms for the benefit of Lender each and every of the terms and provisions of the Notes, the Loan Agreement, and the other Loan Documents, in each case as amended by this Amendment the terms of this Amendment.
5.Representations and Warranties of Borrower. Borrower hereby restates and reaffirms all of the covenants, representations and warranties set forth in the Loan Agreement, as if made as of the date of this Amendment. In particular, all of the representations and warranties set forth in Section 4 of the Loan Agreement, as amended hereby, as applied to Borrower and all of the Property, remain true, accurate and complete.

Second Amendment to Loan Agreement
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Loan Nos. 200539, 202051, 203128 and 203129
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6.Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be an original and all of which, when combined, shall constitute one and the same instrument.
(Signatures appear on the following pages)

Second Amendment to Loan Agreement
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Loan Nos. 200539, 202051, 203128 and 203129
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IN WITNESS WHEREOF, Lender, Borrower and Guarantor have executed this Amendment, or have caused this Amendment to be executed by its duly authorized representative(s) as of the Effective Date.
BORROWER:

GLADSTONE LAND LIMITED PARTNERSHIP,
a Delaware limited partnership

By:    Gladstone Land Partners, LLC,
    a Delaware limited liability company
    Its General Partner

    By:    Gladstone Land Corporation,
        a Maryland corporation
        Its Manager

By: /s/ David Gladstone
David Gladstone
Its Chief Executive Officer

GUARANTOR:

GLADSTONE LAND CORPORATION,
a Maryland corporation

By: /s/ David Gladstone
David Gladstone
Its Chief Executive Officer

(Signatures continue on the following page
    SIGNATURE PAGE – BORROWER AND GUARANTOR
Second Amendment to Loan Agreement
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Loan Nos. 200539, 202051, 203128 and 203129
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LENDER:

METROPOLITAN LIFE INSURANCE COMPANY,
a New York corporation

By: MetLife Investment Management, LLC,
    its investment manager

    By: /s/ Robert Frudelen
    Name: Robert Frudelen
    Its: Authorized Signatory and Director

    SIGNATURE PAGE – LENDER
Second Amendment to Loan Agreement
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Loan Nos. 200539, 202051, 203128 and 203129
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EXHIBIT A
Current Schedule of Properties and Proportionate Shares

	%	Amount
20th Avenue South Haven, LLC, a Delaware limited liability company	.63	$1,560,000.00
Broadway Road Moorpark, LLC, a Delaware limited liability company	1.55	$3,820,000.00
East Shelton Road, LLC, a Delaware limited liability company	3.57	$8,800,000.00
Spring Valley Road Watsonville, LP, a Delaware limited partnership	3.55	$8,750,000.00
Naumann Road Oxnard, LP, a Delaware limited partnership	2.51	$6,200,000.00
Sycamore Road Arvin, LP, a Delaware limited partnership	2.81	$6,930,000.00
Dalton Lane Watsonville, LLC, a California limited liability company	2.07	$5,100,000.00
West Sierra Avenue Earlimart CA, LP, a Delaware limited partnership	25.15	$62,000,000.00
Lerdo Highway Shafter CA, LP, a Delaware limited partnership	22.47	$55,400,000.00
Lerdo Highway Lost Hills CA, LP, a Delaware limited partnership	35.69	$88,000,000.00
Total	100.00	$246,560,000.00
    EXHIBIT A
Second Amendment to Loan Agreement
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Loan Nos. 200539, 202051, 203128 and 203129
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EXHIBIT D-1
LIENS AND LEASES

Lessor	Lessee	Date(s)

Dalton Lane Watsonville, LLC, a California limited liability company	Westside Strawberry Farms, Inc., a California corporation	7/17/2018 (effective 11/1/2018; expires 10/31/2028)
20th Avenue South Haven, LLC, a Delaware limited liability company	None	N/A
Broadway Road Moorpark, LLC, a Delaware limited liability company, as successor to original Lessor, Gladstone Land Corporation, a Maryland corporation, per amendment	Waters Ranches, LLC, and James Andrew Waters, III	12/1/2013 (effective 12/16/2013; expires 1/30/2023), as amended to expire 6/30/24
East Shelton Road, LLC, a Delaware limited liability company	Riverview, LLP, a Minnesota limited liability partnership	11/27/2019 (Commencement Date 3/1/2020) – expires 2/28/2020); Amended 01/01/2021 effective date – expires 02/28/2035
Spring Valley Road Watsonville, LP, a Delaware limited partnership	Golden State Bulb Growers, Inc., a California corporation (as assigned to Gem-Pack Berries, LLC a Delaware limited liability company	2/23/2015 (effective 10/1/2016; expires 9/30/2022); amended 3/30/22 to expire 9/30/28
Sycamore Road Arvin, LP, a Delaware limited partnership	Underwood Ranches, LP, a California limited partnership	7/24/2014 (effective 11/1/2015; expires 10/31/2024); amended 2/1/2016 & 9/28/2018
    EXHIBIT D-1-1
Second Amendment to Loan Agreement
Gladstone
Loan Nos. 200539, 202051, 203128 and 203129
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Naumann Road Oxnard, LP, a Delaware limited partnership	Reiter Brothers, Inc., a California corporation	7/8/2014 (effective 7/23/2014; expires 7/31/2017). Extension signed on 5/15/2017 and expires 7/31/2020; Amended 03/27/2020 – expires 7/31/23; Amended 8/22/22 expires 7/31/28
West Sierra Avenue Earlimart CA, LP, a Delaware limited partnership	Etchegaray Farms LLC, a California limited liability company	10/2/2020 (Commencement Date 12/17/2020; expires 10/31/2030; subject to 1 option to renew for 10 years)
Lerdo Highway Shafter CA, LP, a Delaware limited partnership	Lerdo Farming, LLC, a California limited liability company	6/3/2021 (Commencement Date 6/4/21; expires later of (i).10/31/2031 and (ii) completion of 2031 crop harvest (but no later than 12/15/2031); subject to 3 options to extend for 10 years each)
West Lerdo Highway Lost Hills CA, LP, a Delaware limited partnership	Stiefvater Farming Corporation, a California corporation	11/10/2021, Effective Date; expires later of (i) 10/31/2031 and (ii) completion of 2031 crop harvest (but no later than 12/15/2031);

    EXHIBIT D-1-2
Second Amendment to Loan Agreement
Gladstone
Loan Nos. 200539, 202051, 203128 and 203129
121365550.4 0053564-00604